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                                                                      EXHIBIT 21



                            REGENCY AFFILIATES, INC.

                            SCHEDULE OF SUBSIDIARIES



      Name of Subsidiary                 Percent Owned      State of Incorporation     Other Names Used
-------------------------------------------------------------------------------------------------------
National Resource Development                 80%                    Nevada                    None
Corp.

TransContinental Drilling Co.                 80%                    Delaware                  None
("Drilling")

RegTransco, Inc.                              80%(1)                 Delaware                  None

Rustic Crafts International, Inc.            100%                    Delaware                  None

Glas-Aire Industries Group, Ltd.            51.1%                    Nevada                    None




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1        RegTransco, Inc. is wholly owned by Drilling, which is itself an 80%
         owned subsidiary of the Registrant.